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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fieldstone Investment Corporation and Subsidiary:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in Amendment No. 3 to Registration Statement No. 333-114802.

McLean, Virginia
June 24, 2004

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Consent of Independent Registered Public Accounting Firm